UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0—24425 (Commission File Number)	54-1684963 (IRS Employer Identification Number)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)

Registrant’s telephone number, including area code: 423-989-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, King Pharmaceuticals, Inc. (the “Company”) and the affected current and former directors and executive officers entered into a stipulation of settlement and a supplemental agreement (together, the “Settlement Agreement”) with the plaintiffs in the previously-disclosed consolidated class action alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 to resolve such class action.

Consummation of the Settlement Agreement is subject to certain conditions, including, among others, preliminary and final court approval. The Settlement Agreement provides for a settlement amount of $38.25 million, all but an immaterial portion of which the Company believes will be paid on its behalf by its insurance carriers.

The Settlement Agreement does not address the previously-disclosed shareholder derivative complaints and the previously-disclosed class action filed in August 2004 asserting claims solely with respect to the then-anticipated merger with Mylan Laboratories, which action has been dismissed other than with respect to fee issues. Also, the Settlement Agreement does not resolve the previously-disclosed SEC investigation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2006	KING PHARMACEUTICALS, INC.

	By:	/s/ Brian A. Markison
Brian A. Markison
President and Chief Executive Officer